De Leon & Company, P.A. CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS 510 NW 159th Lane Pembroke Pines, Florida 33028 (954) 445-6478 fax 1-888-640-6161
WWW.DLCPAS.COM

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form S-1 Registration Statement of Andes 7, Inc. to be filed on or around December 26, 2018 our reports incorporated by reference which include Form 10-K filed with the Securities and Exchange Commission (SEC) on March 7, 2018 for the periods ended December 31, 2017 and 2016 which appears in such Form S-1, and to the reference to our Firm under the caption "Experts" in such filing.

Certified Public Accountants

December 26, 2018

MEMBER: FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	BOARD CERTIFIED IN BUSINESS APPRAISALS
INSTITUTE OF MANAGEMENT ACCOUNTANTS	CERTIFIED MANAGEMENT ACCOUNTANT
INSTITUTE OF FRAUD EXAMINERS	CERTIFIED IN FINANCIAL MANAGEMENT
MASTERS IN BUSINESS ADMINISTRATION

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